UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Check the appropriate box:

[X]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only [as permitted by Rule 14c-5(d)(2)]
[_]  Definitive Information Statement

                                 TVE Corporation
                  --------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
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     (4)  Date Filed:

                                 TVE Corporation
                           500 AUSTRALIAN AVENUE SOUTH
                                    SUITE 619
                            WEST PALM BEACH FL 33401

--------------------------------------------------------------------------------

RE: Notice of Action by Written Consent of Stockholders to be Effective August 6, 2004

Dear Stockholder:

     We are notifying our stockholders of record on July 2, 2004, that the holders of a majority of the voting stock of TVE Corporation, a Delaware corporation (the "Company"), have approved the following actions by written consent in lieu of a special meeting, to be effective August 6, 2004, or within ten (10) days thereof:

     1. A change of the Company's name to Echo Mines, Inc., to be effective as of the filing of an amendment to the Company's Amended Certificate of Incorporation with the Delaware Secretary of State.

     2. A forward split of the issued and outstanding common stock of the Company at a ratio of two (2) shares for each one (1) share.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     An information statement containing a detailed description of the matters to be adopted by written consent in lieu of a special meeting of stockholders accompanies this notice. You are urged to read the information statement in its entirety for a description of the actions to be taken by the holders of a majority of the voting power of the Company.

     The Company will first mail this information statement to stockholders on or about July 17, 2004.

         By Order of the Board of Directors



         By:  /s/ Pieter DuRand
        ------------------------------------
                 Pieter DuRand
                 Sole Officer and Director

                                 TVE Corporation
                           500 AUSTRALIAN AVENUE SOUTH
                                    SUITE 619
                            WEST PALM BEACH FL 33401
-------------------------------------------------------------------------------

                              INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being furnished to the stockholders of TVE Corporation, a Delaware corporation (the "Company"), in connection with the adoption of the Actions outlined above by the holders of a majority of the Company's issued and outstanding shares of common stock, par value $0.0001 per share ("Common Stock"). The Company's Board of Directors, on July 2, 2004, approved such Actions and recommended that the Actions be ratified and approved by our stockholders. The majority shareholders of the Company have consented in writing to the actions described above and such approval and consent is sufficient under the Delaware General Corporate Law and our by-laws to approve these actions. Accordingly, the above actions will not be submitted to our other stockholders for a vote and this information statement is being furnished to our other stockholders to inform them of the actions in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

     Executive Offices

     Our principal executive offices have been relocated to 500 Australian Avenue South, Suite 619, West Palm Beach FL 33401 . Our telephone number is
(561) 616-4146.

     OUTSTANDING SHARES AND VOTING RIGHTS

     We propose to first send this Information Statement to our stockholders on or about July 17, 2004. The record date established by us for purposes of determining (i) our stockholders entitled to vote for or against the adoption of the Actions, (ii) the number of outstanding shares of our Common Stock, and
(iii) our stockholders entitled to receive this Information Statement, is July 2, 2004 (the "Record Date"). Persons who were not shareholders on such date will not be allowed to vote by consent.

     As of the Record Date, there are 2,769,520 shares of the Company's Common Stock issued and outstanding. Each share of Common entitles the holder thereof to one (1) vote on all matters submitted to stockholders.

     PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

     Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The following table sets forth Common Stock ownership information as of the Record Date with respect to (i) each person known to us to be the beneficial owner of more than 5% of our issued and outstanding Common Stock; (ii) each of our directors and executive officers; and
(iii) all of our directors and executive officers as a group. Unless otherwise indicated, the business address of each person listed is 500 Australian Avenue South, Suite 619, West Palm Beach FL 33401.


Name and Address of       Title of         Amount and Nature of       Percent of
Beneficial Owner           Class            Beneficial Owner           Class
-------------------------------------------------------------------------------

Pieter DuRand             Common               1,500,000               54%
-------------------------------------------------------------------------------
All officers and directors
as a group (1 person)

                                 PROPOSAL NO. 1
                               FORWARD STOCK SPLIT

     On July 2, 2004, our Board of Directors voted to ratify, approve and accept a forward split of the issued and outstanding common stock of the Corporation at a ratio of two (2) shares for each one (1) share of common stock issued and outstanding. The majority shareholders of the Company have consented in writing to this action. This forward split shall take effect at the close of business on August 6, 2004 ("Effective Date") for shareholders of record as of the close of business on July 2, 2004 (or a date within ten days thereof in the discretion of the Board of Directors or as soon thereafter as approved by NASD), effective at the close of business the same date. The split shall occur electronically on the books of the Company's transfer agent and at the time of deposit of the share certificates at any effected brokerage house and it shall not be necessary for current shareholders to exchange outstanding share certificates. Mechanically, the transfer agent effects the forward split immediately on the books of the Company's transfer agent as of the Effective Date. Existing certificates held by shareholders will continue to represent pre-split shares and the effect of the forward will occur electronically.

     Reasons for the Forward Stock Split

     The purpose of the forward stock split is to increase the shares of our common stock. The Board believes that by giving effect to a forward split, the resulting increase in the number of shares outstanding is likely to improve the value of our common stock.

     Potential Risks of the Forward Stock Split

     If the Board does effect a forward stock split, there can be no assurance that the bid price of our common stock will continue at a level in proportion to the increase in the number of outstanding shares resulting from the forward stock split and that the market price of the post-split common stock can be maintained. The market price of our common stock will also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the forward stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would occur in the absence of a forward stock split. Furthermore, liquidity of our common stock could be adversely affected by the increased number of shares that would be outstanding after the forward stock split.

     Potential Effects of the Forward Stock Split

     Pursuant to the forward stock split, each holder of shares of our common stock, par value $0.0001 per share, as of the Effective Date of the forward stock split will become a holder of a greater number of shares of our common stock, par value $0.0001 per share, after consummation of the forward stock split.

     Accounting Matters

     The forward stock split will not affect the par value of our common stock. As a result, on the effective date of the forward stock split, the stated par value capital on our balance sheet attributable to our common stock will be increased and the paid-in capital account shall be credited with the amount by which the stated capital is increased. The per share net income or loss and net book value per share of our common stock will be increased because there will be more shares of our common stock outstanding.

     Effect on Authorized and Outstanding Shares

     We are currently authorized to issue a maximum of 25,000,000 shares of common stock. As of the record date, there were 2,729,620 shares of our common stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of common stock is not to change as a result of the forward stock split, the number of shares of common stock issued and outstanding, or held as treasury shares, will be increased to a number that will be approximately equal to the number of shares of our common stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the forward stock split, multiplied by the ratio of the forward.

     With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of our common stock prior and subsequent to the forward stock split will remain the same. Following the Effective Date of the forward stock split, it is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our current business would materially change as a result of the forward stock split.

     The forward stock split will be effected simultaneously for all of our common stock and the exchange ratio will be the same for all of our common stock. The forward stock split will also affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the forward stock split results in any of our stockholders owning a fractional share. See "Fractional Shares." Common stock issued and outstanding after the forward stock split will remain fully paid and non-assessable.

     Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, we are subject to periodic reporting and other requirements. The proposed forward stock split will not affect the registration of our common stock under the Exchange Act.

     Increase of Shares of Common Stock Available for Future Issuance

     As a result of the forward stock split, there is normally an increase in the number of shares of common stock issued and outstanding, or held as treasury shares, and an associated decrease in the number of authorized shares which would be unissued and available for future issuance after the forward stock split.

     Fractional Shares

     We will not issue fractional shares in connection with the forward stock split. Instead, any fractional share that results from the forward stock split will be rounded up to the next whole share. We are doing this so that we may avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the stock split. The shares do not represent separately bargained for consideration.

     Certain Federal Income Tax Consequences

     The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

     The receipt of the common stock following the effective date of the forward stock split, including whole shares issued in lieu of fractional shares, solely in exchange for the common stock held prior to the forward stock split will not generally result in a recognition of gain or loss to the stockholders. The adjusted tax basis of a stockholder in the common stock received after the forward stock split will be the same as the adjusted tax basis of the common stock held prior to the forward stock split exchanged therefore, and the holding period of the common stock received after the forward stock split will include the holding period of the common stock held prior to the forward stock split exchanged therefore. No gain or loss will be recognized by the Company as a result of the forward stock split.

     Appraisal Rights

     No appraisal rights are available under the Delaware Corporate Code or under our Certificate of Incorporation or by-laws to any stockholder who dissents from the proposal to approve the amendment to the certificate of incorporation to effect the forward stock split.

                                 PROPOSAL NO. 3
                            CHANGE OF CORPORATE NAME

     On July 2, 2004, our Board of Directors voted to ratify, approve and accept the authorization of an amendment to the Certificate of Incorporation to change the name of the Company on or before August 30, 2004, to Echo Mines, Inc. The majority shareholders of the Company have consented in writing to this action. Authorizing the Board of Directors to amend our Certificate of Incorporation to change the Company's name without additional approval from the shareholders would be in the best interest of the Company and its stockholders since the Company would not have to incur the costs of holding a special meeting or of soliciting proxies or consents from additional stockholders in connection with such an action.

     Approval and adoption of an amendment to the Certificate of Incorporation to change the Company's name will have no immediate effect on the shareholders of the Company either presently or at the time of change. No substitution of stock certificates will be required on the part of the existing stockholders of the Company at such time. A name change will also result in a change of our trading symbol which will be designated by the National Association of Securities Dealers ("NASD") at the appropriate time. Additionally, a new CUSIP number will be issued by the CUSIP Service Bureau after such change.

                             ADDITIONAL INFORMATION

     Additional information concerning the Company, may be obtained by written request addressed to TVE Corporation, 500 Australian Avenue South, Suite 619, West Palm Beach FL 33401.

By order of the Board of Directors of:

                                 TVE Corporation


                           By:      /s/ Pieter DuRand
                                -----------------------------
                                    Pieter DuRand
                                    Sole Officer and Director